Exhibit 3.1

Delaware	PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CHINA ECO-HOSPITALITY OPERATIONS, INC.", CHANGING ITS NAME FROM "CHINA ECO-HOSPITALITY OPERATIONS, INC." TO "CHINA GREEN, INC.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF AUGUST, A.D. 2009, AT 1:21 O'CLOCK

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 7495452
Date: 08-26-09

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 01:28 PM 08/26/2009 FILED 01:21 PM 08/26/2009 SRV 090808764 - 4574132 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That a meeting of the Board of Directors of China Eco-Hospitality Operations, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation or said corporation declaring said amendment to be advisable and calling a meeting of the stochholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof' numbered '' " so that, as amended, said Article shall be and read as follows:

The name of the corporation is hereby amended to China Green, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders or said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the Stale of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 or the General Corporation Law of the State of Delaware

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 26th day of August 2009.

By:	/s/ Tai Chi Yip
Authorized Officer
Title:	Chief Executive Officer
Name:	Tai Chi Yip